SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                           Date of Report: May 15, 2003


                            HEALTH EXPRESS USA, INC.
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               (Exact Name of Registrant as Specified in Charter)



         FLORIDA                      02-27569                  65-0847995
         -------                      --------                  ----------
(State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)             File Number)           Identification No.)



      1761 WEST HILLSBORO BLVD., SUITE 203, DEERFIELD BEACH, FLORIDA 33442
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                    (Address of principal executive offices)


                                 (954) 570-5900
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                (Registrant's Executive Office Telephone Number)

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     As a result of a comment letter issued by the Securities and Exchange Commission ("SEC") on May 2, 2003 ("Comment Letter") in response to a Form SB-2 registration statement filed by Health Express USA, Inc. on April 4, 2003, Health Express will amend its SEC filings and restate its financial statements to reflect the closure of Health Express' Fort Lauderdale restaurant in September 2002 as "discontinued operations" beginning with the period ended September 29, 2002. The SEC has determined that the discontinued operations provisions included in SFAS No. 144 must be applied to the closure of Health Express' Fort Lauderdale restaurant in September 2002. Health Express had previously accounted for the closure of the Fort Lauderdale restaurant as part of the process of moving to the new Boca Raton facility; the effect of applying SFAS No. 144 will be to separate these events.

     The financial statement impact of the application of SFAS No. 144 to Health Express' statement of operations is to reclassify and consolidate a significant portion of Health Express' operations into "discontinued operations" beginning with the three month period ended September 29, 2002. Quantitatively, the net loss and stockholders' equity (deficit) for Health Express will not change from what has been previously reported in any prior period.

     While this amendment and restatement will require some additional work, Health Express' management does not believe that this reclassification change to its past financial statements has a material effect on the financial statements or on its operations because the net loss results will not change. Additionally, the Fort Lauderdale restaurant has been closed for some time, and Health Express' Boca Raton restaurant has been operational since June of 2002. Health Express continues to focus on operating the Boca Raton restaurant and implementing its franchising program.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HEALTH EXPRESS USA, INC.

Dated: May 15, 2003
                                      By  /s/ Douglas Baker
                                          ---------------------------------
                                          Name: Douglas Baker
                                          Its:  Chief Executive Officer